UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2020
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THE HOME DEPOT, INC.
(Exact Name of Registrant as Specified in Charter)
 __________________

Delaware	1-8207	95-3261426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2455 Paces Ferry Road, Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)
(770) 433-8211
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
 __________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.05 Par Value Per Share	HD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2020, the Leadership Development and Compensation Committee (the “LDCC”) of the Board of Directors of The Home Depot, Inc. (the “Company”) adopted a new form of Executive Officer Equity Award Agreement (the “Award Agreement”) with respect to the granting of performance shares, performance-based restricted stock, and nonqualified stock options granted under The Home Depot, Inc. Amended and Restated 2005 Omnibus Stock Incentive Plan. The new Award Agreement will be used for all awards to executive officers made on or after March 1, 2020. The Award Agreement has material terms that are substantially similar to those in the forms of award agreements last approved by the LDCC and disclosed by the Company in its Current Report on Form 8-K filed on March 4, 2019, except for the following items: (1) the creation of a single form of Award Agreement covering all three types of equity awards rather than a separate form for each type of equity award; and (2) other ministerial and conforming changes. The foregoing description of the Award Agreement is qualified in its entirety by reference to the Award Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description
10.1	Form of Executive Officer Equity Award Agreement Pursuant to The Home Depot, Inc. Amended and Restated 2005 Omnibus Stock Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

Date: March 2, 2020	By:	/s/ Teresa Wynn Roseborough
	Name:	Teresa Wynn Roseborough
	Title:	Executive Vice President, General Counsel & Corporate Secretary

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